UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
               Filed Pursuant to Section 13 OR 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  NOVEMBER 30, 1995




                  METROMEDIA INTERNATIONAL GROUP, INC.
        (Exact name of registrant as specified in its charter)





        DELAWARE                       1-5706                  58-0971455
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                   Identification Number)



                       945 East Paces Ferry Road
                              Suite 2210
                        ATLANTA, GEORGIA  30326
               (Address of principal executive offices)



Registrant's telephone number, including area code:  (404) 261-6190




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Item 5.     OTHER EVENTS


          On November 30, 1995, Metromedia International Group, Inc. (the

"Company") announced that it had signed a letter of intent with Alliance

Entertainment Corp. ("Alliance") to merge Alliance with a newly formed,

wholly owned subsidiary of the Company (the "Proposed Alliance

Transaction").  Pursuant to the letter of intent, upon consummation of the Proposed Alliance Transaction, Alliance stockholders will exchange their shares of Alliance common stock for shares of the common stock of the Company with a value of $12.00 for each share of Alliance common stock exchanged (based on the average closing price of the Company's common stock over the 20 trading day period ended five days prior to the consummation of the Proposed Alliance Transaction).  In the event that such average trading price is less than $13.00 per share or greater than

$23.00 per share, then the average trading price for purposes of the exchange will be deemed to be $13.00 and $23.00 per share, respectively.

In addition, each stockholder of Alliance will receive .2 five-year warrants to purchase shares of the Company's common stock at an exercise price of $21.00 per share in exchange for each share of Alliance common stock exchanged.

          Alliance is the largest full service distributor of prerecorded music and music related products in the

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United States and is also actively engaged in the acquisition and exploitation of proprietary rights with respect to recorded music,

video and video CDs.

          The consummation of the Proposed Alliance Transaction remains subject to customary closing conditions, including the preparation and execution of definitive documentation, approval of the transaction by the boards of directors and stockholders of the Company and Alliance, and the receipt of all regulatory approvals including the lapse or early termination of the applicable waiting periods under the HSR Act, and other customary conditions.  In addition, Metromedia Company, an affiliate of the Company, has agreed to provide a guaranty of any financing necessary to purchase the Alliance $125,000,000 11 1/4 % senior subordinated notes due 2005 which may be tendered pursuant to the change of control provisions governing such notes.

          As a condition to the consummation of the Proposed Alliance

Transaction, Metromedia Company, or its affiliate, desires to purchase from certain present holders of Alliance common stock their shares of

Alliance common stock.  In order to satisfy this condition, the Chief

Executive Officer and the Chief Financial Officer of Alliance have agreed to sell to Metromedia Company, or its affiliate, in the aggregate

3,600,000 shares of Alliance common stock owned by such officers.

Furthermore, the Chief Executive Officer of Alliance will be elected to the Company's Board of Directors upon consummation of the Proposed

Alliance Transaction.

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                             Page 4

          A press release describing the Proposed Alliance Transaction is filed with this Report as Exhibit 99.2.





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                             Page 5



Item 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS


     (c)  The following are exhibits to this Report and are filed herewith:

          Exhibit 99.1   Letter of Intent dated November 30, 1995,

                         between Metromedia International Group, Inc. and

                         Alliance Entertainment Corp. relating to the

                         proposed acquisition of Alliance Entertainment

                         Corp.

          Exhibit 99.2   Press Release relating to the proposed

                         acquisition of Alliance Entertainment Corp.




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                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    METROMEDIA INTERNATIONAL GROUP, INC.
                    (Registrant)



                    By:  /S/ ARNOLD L. WADLER
                       -------------------------------
                       Arnold L. Wadler
                       Senior Vice President
                       and General Counsel


Dated:  December 13, 1995


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                           EXHIBIT INDEX

               METROMEDIA INTERNATIONAL GROUP, INC.

                    Current Report on Form 8-K
                      Dated November 30, 1995


     EXHIBIT NO.              DESCRIPTION


     99.1 Letter of Intent dated November 30, 1995, between Metromedia International Group, Inc. and Alliance Entertainment Corp. relating to the proposed acquisition of Alliance Entertainment Corp.

     99.2 Press Release relating to the proposed acquisition of Alliance Entertainment Corp.